SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities and
Exchange Act of 1934
(Amendment No. _____)


Filed by the Registrant                           [X]
Filed by a Party other than the Registrant        [  ]


Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12



                               NAVIDEC, INC.
             (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[  ] $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[  ] Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which
          transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     4)   Proposed maximum aggregate value of transaction:


     5)   Total fee paid:
     _____________________________________________


[   ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided
          by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount previously paid:


          2)   Form, Schedule or Registration Statement Number:


          3)   Filing party:


          4)   Date filed:

                               NAVIDEC, INC.
                            14 Inverness Drive
                           Building F, Suite 116
                         Englewood, Colorado 80112


                            PROXY STATEMENT AND
                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ___________, 1997



To the Shareholders of NAVIDEC, Inc.:

An Annual Meeting of the shareholders of NAVIDEC, Inc. (the "Company") will be held at ________________________ at ______
A.M. (MST) on __________________, or at any adjournment or postponement thereof, to vote upon the election of directors, to ratify the reappointment of auditors and to transact such other business as may properly come before the meeting.

Details relating to this matter are set forth in the attached
Proxy Statement. All shareholders of record as of the close of business on ______________, 1997 will be entitled to notice of, and to vote at, such meeting or at any adjournment or postponement thereof.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. THE DELIVERY OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.


                    BY ORDER OF THE BOARD OF DIRECTORS



                            Ralph Armijo
                         President and Director



April 30, 1997

                              PROXY STATEMENT

                               NAVIDEC, INC.
                  c/o American Securities Transfer, Inc.
                               P.O. Box 1596
                           Denver, CO 80201-1596
                              (303) 234-5300

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD           , 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NAVIDEC, Inc. (the "Company"), a Colorado corporation, to be voted at an Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at ______ A.M. on _____________, 1997 at
______________________________ or at any adjournment or
postponement thereof. The Company anticipates that this Proxy Statement and accompanying form of Proxy will be first mailed or given to all shareholders of the Company on or about _______________, 1997. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the proposals presented. The vote of a majority of the shares represented at the meeting in person or by proxy will be required to enact any or all of the proposals.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by Officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries.

     Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on record date by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                 VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on ______________, 1997, has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, there were outstanding 2,804,721 shares of the Company's no par value common stock (hereinafter referred to as the "Common Stock"), each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting. Cumulative voting is not permitted. The Company has no other class of voting securities outstanding.

     A majority of the issued and outstanding shares of the Company's common stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders' meeting.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT

     The following table sets forth, as of the date of April 30, 1997, the Common Stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, all directors individually, each executive officer and all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power, as well as record and beneficial ownership, with respect to the shares shown. None of the named persons hold any options, warrants or other securities
convertible into Common Stock within sixty days.   As of
_____________, 1997, there were 2,804,721 shares of Common Stock outstanding.


                              COMMON STOCK   PERCENT OF
NAME AND ADDRESS OF           BENEFICIALLY   BENEFICIAL
BENEFICIAL OWNER(1)           OWNED          OWNERSHIP

Ralph Armijo                  831,659        30%

Patrick R. Mawhinney          146,057         5%

Harold Anderson II             76,573         3%

Andrew Davis                   21,250         1%

Kevin L. Blankenship           76,573         3%

Gerald A. Marroney                  0         0%

Lloyd G. Chavez, Jr.            4,250(2)    0.2%

Cynthia J. Simmons            358,132        13%
  84 Willowleaf Drive
  Littleton, CO 80125

All directors and
 executive officers as
 a Group (Five Persons)     1,152,112        42%
 ------------------------

(1) Except as indicated herein, the address for each person is 14 Inverness Drive, Bldg. F, Suite 116, Englewood, Colorado
80112.

(2)  LGC Management owns 4,250 shares of Common Stock.  Mr.
Chavez is President of LGC Management and may be deemed the beneficial owner of such shares.

                                MANAGEMENT
Directors and Officers

     The following table sets forth the name, age and position with the Company of each officer and director of the Company as of the date of this Prospectus.

                                             Period from
Name           Age       Position            Which Served

Ralph Armijo   44        President, Chief    7/93
                         Executive
                         Officer and
                         Director

Andrew Davis   44        Vice President      5/96
                         of Sales
                         and Marketing and
                         Director

Patrick R.
 Mawhinney     33        Chief Financial     7/96
                         Officer, Treasurer
                         and Director
Lloyd G.
 Chavez, Jr.   46        Director            4/97

Gerald A.
 Marroney      45        Director            4/97

Kevin L.
 Blankenship   33        Vice President      7/96
                         of Interactive
                         Network Services
                         and Secretary
Harold
 Anderson II   32        Vice President of   7/96
                         Business
                         Development

     The Company's Board of Directors consists of five members. All directors hold office until the next annual meeting of the Company shareholders and their successors are elected and qualified. The officers are elected by the Board of Directors at the first meeting after each annual meeting of the Company shareholders and hold office until their successors are duly elected and qualified in accordance with the Bylaws of the Company.

     RALPH ARMIJO has served as the President, Chief Executive Officer and a director of the Company since its inception in 1993. From 1981 to 1993, Mr. Armijo was employed by Tektronix, Inc., a large communications company which also produced testing and measuring equipment. Mr. Armijo's responsibilities at Tektronix progressed from sales manager, to branch manager, to district manager and, ultimately, to Western Regional Manager, a position he held for five years. In that position, he was responsible for a $100 million budget in sales, graphics, technical support and administration, and he was responsible for developing new distribution channels, including reseller agreements. From 1976 to 1981, Mr. Armijo was employed by IBM Corporation, where he sold computerized accounting and financial applications to small and medium-sized businesses. Mr. Armijo received his B.A. from Colorado College and his M.B.A. from the University of California, Los Angeles.

     ANDREW DAVIS has served as Vice President of Sales and Marketing of the Company since May 1996. He became a director of the Company in April 1997. From January 1994 to May 1996, Mr. Davis was manager of wholesale distribution at InFocus Systems, a manufacturer of high resolution projection systems. From September 1982 to January 1994, Mr. Davis held various sales and marketing positions in Tektronix, Inc. including Director of Marketing for the Interactive Technologies Division. Mr. Davis attended the University of Denver from 1971 to 1974 where he studied Business Management and Marketing.

     PATRICK R. MAWHINNEY served as the President of IPI from its inception until its merger with the Company in July 1996 and since that time has served as Chief Financial Officer, Treasurer and a director of the Company. From May 1995 until May 1996, Mr. Mawhinney also served as a financial/accounting consultant for MIS\Sunguard, a provider of accounting and investment software. Mr. Mawhinney was employed as an Assistant Vice President of The Bank of Cherry Creek from November 1993 to May 1995; as a Vice President of Vectra Banking Corporation from June 1989 to November 1993; and as Operations Coordinator for Zions Bancorporation from August 1986 to June 1989. He received his B.S. from Colorado State University.

     LLOYD G. CHAVEZ, JR. became a director of the Company in April 1997. He has been the Director of Automotive Markets at the Burt group of automobile dealerships in Denver, Colorado since 1988. From 1983 to 1994, Mr. Chavez was Vice President of Fort Dodge Laboratories, a subsidiary of American Home Products, where he was responsible for business acquisitions, new products and technologies, joint ventures, intellectual property acquisitions, strategic planning, market research and sale projections. From 1982 to 1983, Mr. Chavez was Vice President of General Genetics Corporation, where he was responsible for management of biological and pharmaceutical research and development. Mr. Chavez received his B.A. in Molecular, Cellular, Development Biology from the University of Colorado, his M.A. in Old Testament Studies from Denver Seminary, his Ph.D. in Microbiology and Immunology from the University of Virginia, and was a post-doctoral Fellow in Chemistry at Cornell University.

     GERALD A. MARRONEY became a director of the Company in April 1997. He has served as a State of Colorado District Court Judge in Pueblo County, Colorado since 1990. Prior to such time he was a practicing attorney in Pueblo, Colorado. Mr. Marroney received his B.S. in Political Science from Southern Colorado State College in 1973 and his J.D. from Oklahoma City University in 1976.

     KEVIN L. BLANKENSHIP served as the Vice President of Technology for IPI from May 1995 until its merger with the Company in July 1996 and since that time has served as Vice President of Interactive Network Services and Secretary of the Company. Mr. Blankenship also serves on the Internet Advisory Council of Sybase, Inc., a major manufacturer of database systems. From January 1993 to May 1995, Mr. Blankenship served as the Director of Client Integration and Development for ADIA Information Technology and was employed by U.S. West Communications as Manager of Multimedia Applied Engineering from September 1986 to January 1993. Prior to 1989, Mr. Blankenship held various positions of responsibility for software systems design. Mr. Blankenship has expertise in the field of document and information management, as well as an extensive background in complex, heterogeneous, corporate systems and computing architectures. Mr. Blankenship attended the University of Colorado between 1982-1987 where he studied Electrical and Computer Science and Computer Engineering.

     HAROLD ANDERSON II served as Vice President of Business Development for IPI from July 1995 until its merger with the Company in July 1996 and since that time has served as Vice President of Business Development of the Company. From September 1986 to July 1995, Mr. Anderson was employed by U.S. West Advance Technologies and Communications, where he worked in Distributed
 Technology Platform Security, served as the Technical Project Manager, and later acted as a Product Marketing Specialist for the U.S. West Internet Services Provider/On-line Service Project. Mr. Anderson received his B.S. degree in Business Administration from the University of Arizona in 1986 and a Masters degree in Computer Information Systems from the University of Denver in 1991.

     No director or executive officer of the Company is related to any other director or executive officer. None of the Company's officers or directors hold any directorships in any public company. Presently the Company has no nominating, compensation or audit committees; however the Company does plan to establish compensation and audit committees subsequent to this offering.

Director Compensation

     None of the Company's directors received any compensation during the most recent fiscal year for serving in their position as a director. No plans have been adopted to compensate directors in the future; however it is likely that during fiscal 1997 the Board of Directors will adopt an employee stock option plan which includes provision for stock options to be issued to directors.

     The Board of Directors (the "Board") currently has no standing audit, nominating or compensation committees. The Board intends to designate audit, nominating and compensation committees during fiscal 1997. During fiscal 1996, the Board held six meetings. All directors attended at least 75 percent of these meetings.

                          EXECUTIVE COMPENSATION

     The following table sets out the annual compensation paid to Ralph Armijo for the last three fiscal years. No other executive officer has received annual compensation in excess of $100,000.


                        Summary Compensation Table

                                                          ALL
                                                          OTHER
NAME AND           ANNUAL      LONG TERM COMPENSATION     COMPEN-
PRINCIPAL       COMPENSATION       RESTRICTED STOCK       SATION
POSITION        YEAR  SALARY($) BONUS($) AWARDS  OPTIONS  ($)

Ralph Armijo,   1996 $124,384   $  0       0       0    $9,000(1)
 Chief Execu-   1995 $111,444   $24,000    0       0    $9,000(1)
 tive Officer   1994 $ 69,541   $  0       0  137,660(2)     0


(1)  Consists of an automobile allowance.

(2) During 1994 the Company issued stock options to Ralph Armijo to purchase a total of 137,660 shares of Common Stock for a total exercise price of $300. Compensation expense of $10,000 was recorded for this grant.


AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES


                                   NUMBER OF
                                   SECURITIES     VALUE OF
                                   UNDERLYING     UNEXERCISED
                                   UNEXERCISED    IN-THE-MONEY
                                   OPTIONS AT     OPTIONS AT
               SHARES              DECEMBER       DECEMBER
               ACQUIRED   VALUE    31, 1996(#)    31, 1996($)
               ON        REALIZED  EXERCISABLE/   EXERCISABLE/
NAME           EXERCISE   ($)(1)   UNEXERCISABLE  UNEXERCISABLE

Ralph Armijo, 804,881   $ 795,087       --             --
 Chief Execu-
 tive Officer
--------------------------

(1) The aggregate exercise price of the shares acquired on exercise was $1,745. Value realized upon exercise was determined by the Board of Directors based upon an independent valuation of the Company at the time the options were exercised. No market for the Company's securities existed at December 31, 1995.

     No officer or director received any form of compensation other than cash during 1996 and no long term incentive, bonus or option plans were or are in place. The Board of Directors expects to develop employee stock option plans during fiscal 1997.

     The current annual salaries of the executive officers of the Company are as follows: Ralph Armijo, President, $140,000; Andrew Davis, Vice President of Sales and Marketing, $105,000; Patrick Mawhinney, Chief Financial Officer, $75,000; Kevin L. Blankenship, Vice President of Interactive Network Services, $87,000; and Harold Anderson II, Vice President of Business Development, $87,000. Total annual compensation for all executive officers is $494,000.

     The Board of Directors may, at its discretion, award discretionary bonuses in the future. It is anticipated that a compensation committee will be established during 1997. The compensation committee will establish salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, and establish and administer the Company's benefit plans and recommend policies relating to such plans.

Employment Agreements

     As a condition to the merger between the Company and IPI, the Company entered into an employment agreement with Ralph Armijo. Such agreement will continue through June 30, 1998, unless earlier terminated for cause and provides for annual compensation of $140,000. Mr. Armijo also has agreed not to compete with the Company during his employment term and for a period of one year thereafter; however, courts sometime find noncompetition provisions in employment contracts to be unenforceable or restrict the duration or geographic scope of such agreements. Accordingly, there can be no assurance that Mr. Armijo's agreement not to compete would be enforced by a court if challenged.

     The Company entered into an employment agreement with John
R. McKowen employing Mr. McKowen as Director of Investor Relations for an initial term of six months commencing in August 1996. The agreement was extended by its terms for 24 months commencing on February 10, 1997. Mr. McKowen's compensation under the agreement is $5,000 per month and Mr. McKowen is entitled to an automobile allowance not to exceed $400 per month. In addition, he was granted options to purchase 212,500 shares of Common Stock at an exercise price of $4.12 per share, exercisable no sooner than thirty months following the date of grant and no later than sixty months from such date.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1993, Arthur Armijo, brother of the Company's President, Ralph Armijo, made a $119,199 loan to the Company. The loan was evidenced by a promissory note dated October 1, 1993 bearing interest at the rate of 5% per year. The note was paid in full in February 1997 out of the proceeds of the Company's public offering.

     In November 1993, Arthur Armijo and Ralph Armijo each personally guaranteed a line of credit in the amount of $200,000 extended by Vectra Bank, Denver, Colorado, to the Company. Such line of credit and Messrs. Armijo's personal guarantees were terminated in February 1996. No compensation was paid by the Company for such personal guarantees. In February 1996, Arthur Armijo and Ralph Armijo each personally guaranteed the factoring arrangement of the Company with Colorado State Bank of Denver for a maximum of $750,000. No compensation was paid by the Company for such personal guarantees. The factoring arrangement was terminated in February 1997.

     On March 31, 1996, Patrick Mawhinney, a shareholder, director and Chief Financial Officer of the Company, made a $45,110 loan to IPI. The loan is evidenced by a promissory note dated March 31, 1996, which provides for the accrual of interest at a fixed rate of 10% per year and a maturity date of December 31, 1997.

     In June 1996, Schneider Mawhinney & Associates, P.C.
advanced $32,500 to IPI.   This advance was repayable on demand
without interest. Patrick Mawhinney's spouse is a principal of Schneider Mawhinney & Associates. In July 1996, Mr. Mawhinney made a loan to the Company in the amount of $30,000, evidenced by a promissory note dated July 26, 1996 and bearing interest at the rate of 9.75 percent per year. These loans were repaid in February 1997 out of the proceeds of the Company's public offering.

     In July 1996, Cindy Simmons, a principal shareholder of the Company, was issued a promissory note of the Company in the amount of $75,000 as part of the purchase price for IPI. The promissory note provides for monthly payments of $6,250 due on the first day of each month beginning August 1, 1996 and maturing on July 1, 1997.

     In August 1996, Ralph Armijo made a loan to the Company in the amount of $70,000, evidenced by a promissory note dated
August 6, 1996 and bearing interest at the rate of 9.75 percent per year. Such note was prepaid in full in October 1996.

     In January 1997, Ralph Armijo and Patrick Mawhinney guaranteed a short term promissory note of the Company in the amount of $70,000. This note was repaid from the resale of equipment which was purchased with the borrowed funds. No compensation was paid by the Company for such guarantees.

     Although the foregoing transactions were determined without arm's length negotiations and necessarily involved conflicts of interest between the interests of the related parties and the Company, the Company believes that all of the foregoing transactions were entered into on terms no less favorable to the Company than could have been obtained from independent third parties. All future transactions by the Company with officers, directors and 5% stockholders and their affiliates will be entered into only if a majority of the outside directors determine that the terms of such transactions are no less favorable to the Company than could be obtained from unaffiliated parties. There are currently no new proposed related party transactions contemplated by the Company.

                         REAPPOINTMENT OF AUDITORS

     The Board of Directors has selected Hein + Associates LLP as the independent certified public accountants to audit the books, records and accounts of the Company for its 1997 fiscal year, pending shareholder approval of such appointment. Hein + Associates LLP has served as the Company's independent auditor for periods beginning with the 1995 fiscal year and is, therefore, familiar with the business and financial procedures of the Company. To the knowledge of the Board of Directors, neither this firm nor any of its members has any direct or material indirect financial interest in the Company nor any connection with the Company in any capacity other than as independent auditor. Although the ratification of reappointment is not required to be submitted for shareholder approval, it is a common practice as a courtesy to shareholders. A failure to approve this proposal will not affect the Company's plans for this year, but could affect its decisions in coming years. It has not yet been determined whether a representative of Hein + Associates LLP will attend the Annual Meeting. The Company recommends approval of this resolution.

                   COMPLIANCE WITH SECTION 16(a) UNDER
                    THE SECURITIES EXCHANGE ACT OF 1934

     During fiscal 1996, the Company's officers and directors were not subject to the reporting requirements under Section
16(a) of the Securities Exchange Act of 1934.

                           SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company on or before December 31, 1997 in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

                               OTHER MATTERS

     The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.


                         By Order of the Board of Directors


                         RALPH ARMIJO
                         Chief Executive Officer, President
                         and Director
April 30, 1997


                      ANNUAL MEETING OF SHAREHOLDERS
                               NAVIDEC, INC.

                                   PROXY

     The undersigned shareholder of NAVIDEC, Inc., a Colorado corporation, hereby appoints Ralph Armijo, Chief Executive Officer of NAVIDEC, Inc., my proxy to attend and represent me at the annual meeting of the shareholders of the corporation to be held on _________________, 1997 at ______ A.M. (MST), and at any
adjournment thereof, and to vote my shares on any matter or resolution which may come before the meeting and to take any other action which I could personally take if present at the meeting.

1. Election of Directors: Management has nominated the five following persons to stand for election. You may note "for" or you may withhold your vote from any of those persons nominated and vote "for" a person nominated by others or write in your own nominee. To date no one has been nominated by anyone other than management.

     a.     Ralph Armijo           For       ____
                                   Withhold  ____

     b.     Andrew Davis           For       ____
                                   Withhold  ____

     c.     Patrick Mawhinney      For       ____
                                   Withhold  ____

     d.     Lloyd G. Chavez,  Jr.  For       ____
                                   Withhold  ____

     e.     Gerald A. Marroney     For       ____
                                   Withhold  ____

     f.     Other                  For       ____
                                   Withhold  ____


2.   Reappointment of Auditors:

     RESOLVED, that the reappointment of Hein + Associates LLP as the auditing firm for the corporation is hereby ratified.

For                      Against                  Abstained

______                   _______                  _________




Failure to check any of these boxes for each proposal will give
Ralph Armijo the authority to vote the proxy at  his discretion.
This Proxy gives authority to my proxy to vote for me on such other matters as may properly come before this meeting.

                    Shares Owned:  _________________
                    Dated:         _________________




                    Signature of Shareholder
                   (Sign exactly as name appears on certificate)




                    Signature if held jointly